EXHIBIT 11:  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                                 -----------------------------     -----------------------------
                                                     2001             2000             2001             2000
                                                 ------------     ------------     ------------     ------------
BASIC:

Net earnings before extraordinary item           $     41,722     $     22,839     $     91,683     $     50,708
Adjustment for dividends on
    convertible preferred shares                           --             (170)            (308)            (531)
                                                 ------------     ------------     ------------     ------------
Net earnings before extraordinary item
  available to common stockholders                     41,722           22,669           91,375           50,177
Extraordinary item                                     (4,527)              --           (4,527)              --
                                                 ------------     ------------     ------------     ------------
Net earnings available to common stockholders    $     37,195     $     22,669     $     86,848     $     50,177
                                                 ============     ============     ============     ============
Weighted average common shares outstanding         13,415,978       12,992,492       13,380,127       13,156,245
Net earnings per common share
  before extraordinary item                      $       3.11     $       1.74     $       6.83     $       3.81
Extraordinary item                                      (0.34)              --            (0.34)              --
                                                 ------------     ------------     ------------     ------------
Net earnings per common share                    $       2.77     $       1.74     $       6.49     $       3.81
                                                 ============     ============     ============     ============

DILUTED:

Net earnings before extraordinary item           $     41,722     $     22,839     $     91,683     $     50,708
Extraordinary item                                     (4,527)              --           (4,527)              --
                                                 ------------     ------------     ------------     ------------
Net earnings available to common stockholders    $     37,195     $     22,839     $     87,156     $     50,708
                                                 ============     ============     ============     ============
Weighted average common shares outstanding         13,415,978       12,992,492       13,380,127       13,156,245

Common stock equivalents:
  Stock options                                       630,367          305,741          598,884          223,598
  Equity incentive plan                                81,196           79,891           72,198           78,384
  Conversion of preferred shares                      227,181          313,492          265,992          327,641
                                                 ------------     ------------     ------------     ------------
    Total                                          14,354,722       13,691,616       14,317,201       13,785,868
                                                 ============     ============     ============     ============
Net earnings per common share
  before extraordinary item                      $       2.91     $       1.67     $       6.40     $       3.68
Extraordinary item                                      (0.32)              --            (0.32)              --
                                                 ------------     ------------     ------------     ------------
Net earnings per common share                    $       2.59     $       1.67     $       6.08     $       3.68
                                                 ============     ============     ============     ============


                                       24